EXHIBIT 23.3

Encana Corporation
Suite 4400, 500 Centre Street S.E., P.O. Box 2850
Calgary, Alberta T2P 2S5

Re:  Registration Statement on Form S-8 (United States Securities and Exchange Commission)

We hereby consent to the use and reference to our name and reports evaluating a portion of Encana Corporation’s petroleum and natural gas reserves as of December 31, 2012, and the information derived from our reports, as described or incorporated by reference in Encana Corporation’s Registration Statement on Form S-8, filed with the United States Securities and Exchange Commission.

Yours truly,

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ P. A. Welch
P. A. Welch, P. Eng.
President & Managing Director

Calgary, Alberta
May 22, 2013

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6 Tel: (403) 262-5506 Fax: (403) 233-2744 www.mcdan.com